EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact Information:
Anita Novak (Investors)
515-345-2515
Lisa Hamilton (Media)
515-345-7589

EMC INSURANCE GROUP INC.
DECLARES 116th CONSECUTIVE
QUARTERLY CASH DIVIDEND

DES MOINES, Iowa (November 5, 2010) – The Board of Directors of EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) declared a quarterly dividend of $0.19 per share of common stock payable November 24, 2010 to shareholders of record as of November 17, 2010. The declared dividend reflects a 5.6 percent increase over the previous quarterly dividend of $0.18 per share. This is the one hundred and sixteenth consecutive quarterly dividend declared since EMC Insurance Group Inc. became a publicly held company in February 1982.

EMC Insurance Group Inc. is the publicly-held insurance holding company of Employers Mutual Casualty Company (Employers Mutual), a multiple-line property and casualty insurance company. Employers Mutual is an Iowa mutual insurance company licensed in all 50 states and the District of Columbia. Employers Mutual and all of its subsidiaries (including the Company) and an affiliate are referred to as the “EMC Insurance Companies.”  For more information, visit our website at www.emcins.com.